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EXHIBIT 11.  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)


                     Eli Lilly and Company and Subsidiaries

                                                                              Three Months Ended
                                                                                  March 31,
                                                                           1999               1998
                                                                   -------------------------------------
BASIC

Net income.........................................................     $  625.7           $  521.1

Preferred stock dividends..........................................          (.1)               (.6)
                                                                   -------------------------------------

Adjusted net income................................................     $  625.6           $  520.5
                                                                   =====================================

Average number of common shares outstanding........................      1,092.1            1,101.1

Contingently issuable shares.......................................          1.1                1.2
                                                                   -------------------------------------

Adjusted average shares............................................      1,093.2            1,102.3
                                                                   =====================================

Basic earnings per share...........................................     $    .57           $    .47
                                                                   =====================================


DILUTED

Net income.........................................................     $  625.7           $  521.1

Preferred stock dividends..........................................          (.1)               (.6)
                                                                   -------------------------------------

Adjusted net income................................................     $  625.6           $  520.5
                                                                   =====================================

Average number of common shares outstanding........................      1,092.1            1,101.1

Incremental shares - stock options and
   contingently issuable shares....................................         22.6               29.5
                                                                   -------------------------------------

Adjusted average shares............................................      1,114.7            1,130.6
                                                                   =====================================

Diluted earnings per share.........................................     $    .56           $    .46
                                                                   =====================================
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Dollars in millions except per share data. Shares in millions.